EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment Number One to Registration Statement No. 333-120908 of Global Music International, Inc. of our report dated November 16, 2004, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ CARLIN, CHARRON & ROSEN, LLP

Glastonbury, Connecticut

January 28, 2005